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Exhibit 10.21

[ORANGE COUNTY BUSINESS BANK LOGO]

June 19, 2006

Roy L. Gill, Vice President
The Willdan Group of Companies
2401 East Katella Avenue, Suite #300
Anaheim, CA 92660

Re:    Borrower: The Willdan Group of Companies, a California Corporation

Dear Mr. Gill:

        In response to your letter dated March 29, 2006, Orange County Business Bank has approved the following amendments to the loan documents that pertain to Loan #10174420 and Loan #10274428.

  1.
  Borrower's annual CPA unqualified audited financial statements as available and in no event later than two hundred and ten (210) days after fiscal year ending December 31, 2005 only, reverting to previous covenant thereafter. Said financial statements shall be the consolidated statements of all Willdan Group of Companies including but not limited to all corporate guarantors of herein described credit facilities.

  2.
  Borrower may change its state of incorporation to Delaware from California. Borrower must file all appropriate forms to affect this change as required by the State of Delaware and the State of California.

  3.
  Although the borrower may proceed with the due diligence associated with the transfer of its assets and liabilities to the new entity known as Willdan Group, Inc., prior to this proposed transfer, Orange County Business Bank is to be in receipt of all appropriate formation and operating documents from which new loan documents evidencing this transaction are to be executed by all parties.

        In addition, in response to your letter dated June 8, 2006, Orange County Business Bank has approved the company's "zero value" stock dividend/stock split which was instituted on January 1, 2005 and completed on March 30, 2006. Please let us know if you have any questions. Thank you.

Sincerely,
/s/ NIC GOERES Nic Goeres Vice President Senior Relationship Manager (949) 999-2643	/s/ CHUCK TULLOH Chuck Tulloh Executive Vice President Chief Credit Officer (949) 999-3556

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  Exhibit 10.21